                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               BANCORPSOUTH, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:_________

    (2) Aggregate number of securities to which transaction applies:____________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ____________

    (4) Proposed maximum aggregate value of transaction: _______________________

    (5) Total fee paid: ________________________________________________________

    Fee paid previously with preliminary materials: ____________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: _______________________________________________

    (2)  Form, Schedule or Registration Statement No.: _________________________

    (3)  Filing Party: _________________________________________________________

    (4)  Date Filed: ___________________________________________________________

                               [BANCORPSOUTH LOGO]

                              ONE MISSISSIPPI PLAZA
                            TUPELO, MISSISSIPPI 38801

                                 March 29, 1999

TO THE SHAREHOLDERS OF
   BANCORPSOUTH, INC.

    On Tuesday, April 27, 1999, at 7:00 p.m. (Central Time), the annual meeting of shareholders of BancorpSouth, Inc. will be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi. Dinner will be served. I trust that you will make every effort to attend and participate in the business of the meeting.

    Please read our enclosed Annual Report to Shareholders and Proxy Statement for the 1999 annual meeting of shareholders. Whether you plan to attend the meeting or not, I urge you to vote your shares as soon as possible to assure your representation at the meeting.

    For your convenience you can vote your shares by: (i) touch-tone telephone, or (ii) completing, signing, dating and returning the enclosed proxy card. Instructions regarding both methods of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

    If you plan to attend the dinner portion of the meeting, please be sure to complete and return the enclosed reservation card.



                                             Sincerely,



                                             /s/ Aubrey B. Patterson


                                             AUBREY B. PATTERSON
                                             Chairman of the Board
                                             and Chief Executive Officer


Enclosures:
1. Proxy Card and Business Reply Envelope
2. Meeting Reservation Card
3. Annual Report





          YOUR VOTE IS IMPORTANT . . . VOTE YOUR SHARES VIA TOUCH-TONE
                  TELEPHONE OR COMPLETE, SIGN, DATE AND RETURN
                        THE ENCLOSED PROXY CARD PROMPTLY.

                               [BANCORPSOUTH LOGO]

                              ONE MISSISSIPPI PLAZA
                            TUPELO, MISSISSIPPI 38801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 27, 1999


TO THE SHAREHOLDERS OF
 BANCORPSOUTH, INC.

    The annual meeting of shareholders of BancorpSouth, Inc. will be held on Tuesday, April 27, 1999, at 7:00 p.m. (Central Time) at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, for the following purposes:

    (1)  To elect four Class II directors;

    (2) To ratify the appointment of the accounting firm of KPMG LLP as independent auditors of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 1999; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 12, 1999 as the record date for determining shareholders entitled to notice of and to vote at the meeting.




                                      By order of the Board of Directors,


                                      /s/ Aubrey B. Patterson


                                      AUBREY B. PATTERSON
                                      Chairman of the Board
                                      and Chief Executive Officer

March 29, 1999



                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR SHARES VIA TOUCH-TONE TELEPHONE OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                               [BANCORPSOUTH LOGO]

                              ONE MISSISSIPPI PLAZA
                            TUPELO, MISSISSIPPI 38801

                                 PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BancorpSouth, Inc. (the "Company"), to be voted at the Company's annual meeting of shareholders to be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, on April 27, 1999, at 7:00 p.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy card are first being sent to shareholders on or about March 29, 1999.

    If your proxy is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, it will be voted (i) "FOR" the election as directors of the nominees listed in this Proxy Statement, (ii) "FOR" ratification of the appointment of the accounting firm of KPMG LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 1999 and (iii) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the annual meeting.

    Shareholders are encouraged to vote their proxies either by (i) touch-tone telephone or (ii) completing, signing, dating and returning the enclosed proxy card, but NOT by both methods. If you do vote by both methods, only the last vote that is submitted will be counted and each previous vote will be disregarded. Shareholders who vote by proxy using either method before the annual meeting have the right to revoke the proxy at any time before it is exercised, by written request to the Company or by voting a proxy at a later date. The grant of a proxy will not affect the right of any shareholder to attend the meeting and vote in person.

    Pursuant to the Mississippi Business Corporation Act and the Company's governing documents, a proxy voted by touch-tone telephone has the same validity as one voted by mail. In order to vote by touch-tone telephone, shareholders need the ten-digit Control Number found on their proxy card. To vote by touch-tone telephone, call 1-800-250-9081, enter the ten-digit Control Number and follow the simple instructions to vote on the proposals described in this Proxy Statement and on the proxy card. This toll-free call can be made at anytime up until 4:00 p.m. (Central Time) on April 26, 1999, the day prior to the annual meeting, and should not require more than a few minutes to complete. To vote your proxy by mail, please complete, sign, date and return the enclosed proxy card.

    The close of business on March 12, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this year's annual meeting. As of such date, the Company had 500,000,000 authorized shares of common stock, $2.50 par value (the "Common Stock"), of which 55,942,375 shares were outstanding and entitled to vote. The Common Stock is the Company's only outstanding voting stock.

    Information in this Proxy Statement about share amounts and share prices of Common Stock have been adjusted to give effect to a two-for-one stock split, effected in the form of a 100% stock dividend paid on May 15, 1998.

                        PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

    The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Board of Directors has nominated the four individuals named below under the caption "Class II Nominees" for election as directors to serve until the annual meeting of shareholders in 2002 or until their earlier retirement in accordance with the policy of the Board of Directors. The policy provides that a director shall retire at age 65 unless he or she continues to be actively engaged in his or her primary occupation, in which event he or she shall retire at age 70. Each nominee has consented to be a candidate and to serve, if elected.

    Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The holders of Common Stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast one vote per share for each nominee.

    Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

CLASS II NOMINEES

    The following table shows the names, ages, principal occupations and certain directorships of the nominees designated by the Board of Directors to become Class II directors and the year in which each nominee was first elected to the Board of Directors.


                                                                                                 DIRECTOR
NAME                              AGE           PRINCIPAL OCCUPATION/OTHER DIRECTORSHIPS          SINCE
----                              ---           ---------------------------------------           -----
W. G. Holliman, Jr............    61   Chairman, President, Chief Executive Officer and            1994
                                         Director, Furniture Brands International, Inc., St.
                                         Louis, Missouri and Tupelo, Mississippi (furniture
                                         manufacturer)

A. Douglas Jumper.............    67   President, S&J Steel Builders, Inc., Booneville,            1972
                                         Mississippi; Director, Cavalier Homes, Inc.,
                                         Addison, Alabama (mobile home manufacturer);
                                         Director, River Oaks Furniture, Inc., Fulton,
                                         Mississippi (furniture manufacturer)

Turner O. Lashlee.............    62   Chairman of the Board and President, Lashlee-Rich, Inc.,    1992
                                         Humboldt, Tennessee (general construction,
                                         construction management and retail building
                                         materials supplier)

Alan W. Perry.................    51   Attorney at Law, Forman, Perry, Watkins, Krutz & Tardy,     1994
                                         PLLC, Jackson, Mississippi



CONTINUING DIRECTORS

    The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated. Shareholders are not voting on the election of the Class I and Class III directors. The following table shows the names, ages, principal occupations and other directorships of each continuing director, and the year in which each was first elected to the Board of Directors.

                                                                                                 DIRECTOR
             NAME                   AGE        PRINCIPAL OCCUPATION/OTHER DIRECTORSHIPS           SINCE
             ----                   ---        ----------------------------------------           -----

CLASS I - 2000

Shed H. Davis.................      66    Managing Partner, Davis Farms Partnership, Bruce,        1955
                                             Mississippi (farming)

Hassell H. Franklin...........      63    Chief Executive Officer, Franklin Corp., Houston,        1974
                                             Mississippi (furniture manufacturer)

Fletcher H. Goode, M.D........      69    Ophthalmologist, Millington, Tennessee                   1996

Travis E. Staub...............      66    President and Vice Chairman, JESCO, Inc., Fulton,        1975
                                             Mississippi (construction and engineering)

Lowery A. Woodall.............      69    Management Consultant, Forrest General Hospital,         1994
                                             Hattiesburg, Mississippi



CLASS III - 2001

Aubrey B. Patterson..........       56    Chairman of the Board, President and Chief Executive      1983
                                            Officer of the Company and BancorpSouth Bank

Andrew R. Townes, D.D.S......       67    Doctor of Dental Surgery, Grenada, Mississippi            1971

    Each of the nominees and continuing directors has had the principal occupation indicated for more than five years.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
                       FOR EACH OF THE CLASS II NOMINEES.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During 1998, the Board of Directors of the Company held ten meetings. Each director attended at least 75% of the meetings of the Board of Directors and all committees on which such director served.

    The Board of Directors has established the standing committees described below. Mr. Patterson serves as an ex officio member of each committee other than the Audit and Loan Review Committee and Stock Incentive Committee, in addition to being Chairman of the Executive Committee.

    The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters which cannot by law be delegated by the Board. Generally, the Executive Committee meets monthly. The Executive Committee held 12 meetings during 1998. The current members of the Executive Committee are Messrs. Patterson (Chairman), Franklin, Holliman, Jumper, Lashlee and Staub.

    The Audit and Loan Review Committee is responsible for determining the effectiveness of internal controls and operational procedures, compliance with applicable policies, regulations and laws, the engagement of the independent auditors for the Company and supervision of the annual audit. This committee also serves as the Audit and Loan Review Committee for BancorpSouth Bank, the Company's bank subsidiary. The Audit and Loan Review Committee is currently composed of Messrs. Townes (Chairman), Goode and Perry. This committee met 12 times during 1998.

    The Human Resources and Marketing Committee reviews and approves the salaries, benefits and other compensation of the employees of the Company and its subsidiaries. The current member of this committee is Mr. Woodall (Chairman). The committee met 12 times during 1998.

    The Stock Incentive Committee administers the Company's 1990 and 1994 Stock Incentive Plans. The current members of this committee are Messrs. Staub (Chairman), Holliman and Woodall. This committee met one time during 1998.

    The Nominating Committee recommends to the Board of Directors nominees for election to the Board. The current members of this committee are Messrs. Franklin (Chairman), Holliman, Jumper, Lashlee, Patterson and Staub. The Nominating Committee met five times during 1998.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company receive no additional compensation for serving on the Company's Board of Directors or any committee thereof. Directors receive an annual retainer of $3,600, and are paid a meeting fee of $400 for each regular or special meeting attended. Members of the Executive Committee receive a fee of $1,000 for each committee meeting attended. Chairmen of standing or special committees of the Board of Directors receive an annual fee of $1,200 for serving as such. Members of other standing committees receive $500 for each committee meeting attended. In addition, each of the Company's directors serves on the Board of Directors of BancorpSouth Bank. Each director of BancorpSouth Bank who is not an employee of BancorpSouth Bank is paid $1,000 for each regular or special meeting of the Board of Directors of BancorpSouth

Bank attended. Directors are reimbursed for necessary travel expenses and are insured under the Company's group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.

    Beginning on January 1, 1999, at least 50% of the director fees are paid in the form of Common Stock pursuant to the Company's 1998 Director Stock Plan (the "Director Stock Plan"). In addition, the Director Stock Plan permits each director to elect to receive the remaining portion of the director fees in cash or Common Stock, or defer the receipt of the cash fee through a compensation deferral arrangement.

    Each non-employee director of the Company also participates in the Company's 1995 Non-Qualified Stock Option Plan For Non-Employee Directors (the "Directors Option Plan"). The Directors Option Plan provides for the grant of stock options to participating directors on May 1 of each year. Options can be exercised at any time after the date of the annual meeting of shareholders that follows the date of grant, provided that the director continuously serves during that term. The exercise price of an option is the fair market value of the Common Stock on the date of grant. Options expire upon the earlier of ten years after the date of grant or termination of service as a director. Through 1997, each option grant included an award of stock appreciation rights ("SARs") equal to 50% of the number of shares of Common Stock subject to the related option. SARs entitle each optionee to receive cash payments from the Company based on the excess of the fair market value per share of Common Stock on the date on which an SAR is exercised over the purchase price per share of the underlying option. SARs are exercisable only to the extent that the underlying option is exercisable and terminate when the option terminates. The provisions permitting the future grant of SARs were eliminated effective January 1, 1998, and the annual awards of options were modified as follows: (i) on May 1, 1998, each of ten participating directors received 800 shares of restricted Common Stock, one-third of which shares will vest upon the annual meeting of shareholders of the Company during each of the three years immediately following the date of grant, and options to purchase 1,200 shares of Common Stock; (ii) on May 1, 1999 and each year thereafter, each participating director will receive options to purchase 3,600 shares of Common Stock. Such options become fully vested at the annual meeting of shareholders following the date of grant. The Directors Option Plan is administered by the Board of Directors, which may not deviate from the express annual awards provided for in the Directors Option Plan. A total of 384,000 shares of Common Stock have been reserved for issuance under the Directors Option Plan. Options to purchase 155,964 shares of Common Stock have previously been granted under the Directors Option Plan, of which options to purchase 36,648 shares have been exercised.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of January 31, 1999, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) all directors and nominees, (iii) each of the executive officers of the Company named in the Summary Compensation Table set forth below under the caption "EXECUTIVE COMPENSATION," and (iv) all directors and executive officers of the Company as a group.

                                                        SHARES BENEFICIALLY  PERCENT OF
                                                              OWNED (1)        CLASS
                                                              ---------        -----
BancorpSouth, Inc. Amended and Restated Salary Deferral
   Profit Sharing Employee Stock Ownership Plan,
     One Mississippi Plaza, Tupelo, Mississippi 38801.....   4,285,885          7.96%
Harry R. Baxter...........................................      82,125            *
W. Gregg Cowsert..........................................      44,586            *
Shed H. Davis.............................................     227,964 (2)        *
Hassell H. Franklin.......................................     705,630          1.31
Fletcher H. Goode, M.D.  .................................      62,412            *
W. G. Holliman, Jr.  .....................................     404,871 (3)        *
A. Douglas Jumper.........................................     444,966 (4)        *
Turner O. Lashlee.........................................      53,328            *
Aubrey B. Patterson.......................................     504,883 (5)        *
Alan W. Perry.............................................      34,667            *
Michael L. Sappington.....................................      95,182            *
Travis E. Staub...........................................      79,200 (6)        *
Andrew R. Townes, D.D.S.   ...............................     112,632            *
Michael W. Weeks..........................................     141,321 (7)        *
Lowery A. Woodall.........................................      51,060 (8)        *
All directors and executive officers as a
   group (18 persons).....................................   3,241,814          6.02

---------------

*     Less than 1%

(1) Beneficial ownership is deemed to include shares of Common Stock which an individual has a right to acquire within 60 days of the date of this Proxy Statement upon the exercise of options, including options granted under the Stock Incentive Plans and the Directors Option Plan. These shares are deemed to be outstanding for the purposes of computing the percentage ownership of that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person. Information in the table for individuals also includes shares held in the Company's Amended and Restated Salary Deferral Profit Sharing Employee Stock Ownership Plan (the "401(k) Plan") and in individual retirement accounts for which the shareholder can direct the vote.

(2) Includes 4,200 shares held as custodian for Mr. Davis' grandchildren, 54,644 shares owned by Mr. Davis' wife and 82,800 shares held in a trust of which Mr. Davis is the beneficiary.

(3) Includes 20,808 shares owned by Mr. Holliman's wife, of which Mr. Holliman disclaims beneficial ownership.

(4) Includes 401,534 shares held in a trust of which Mr. Jumper is the beneficiary and co-trustee.

(5) Includes 3,666 shares owned by Mr. Patterson's mother, of which Mr. Patterson disclaims beneficial ownership, and 63,000 shares beneficially owned by Mr. Patterson pursuant to a Stock Bonus Agreement with the Company, dated January 30, 1998 (the "1998 Stock Bonus Agreement"), over which he exercises voting power.

(6)   Includes 10,642 shares owned by Mr. Staub's wife.

(7) Includes 1,090 shares owned by Mr. Weeks' minor daughter, 6,032 owned by Mr. Weeks' wife and 42,000 shares beneficially owned by Mr. Weeks pursuant to a Stock Bonus Agreement, dated as of January 17, 1995 (the "1995 Stock Bonus Agreement"), between the Company and Mr. Weeks, over which he exercises voting power.

(8) Includes 39,186 shares held in a trust of which Mr. Woodall is the beneficiary and co-trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These officers, directors and greater than 10% shareholders of the Company are required to furnish the Company with copies of all Section 16(a) forms they file. There are specific due dates for these reports, and the Company is required to report in this Proxy Statement any failure to file reports as required for 1998.

    Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that these reporting and filing requirements were complied with for 1998, except that the Company has been advised that A. Douglas Jumper inadvertently failed to report timely the acquisition of 5,300 shares of Common Stock in December 1998, and Aubrey B. Patterson inadvertently failed to report timely the gift of 1,500 shares of Common Stock in December 1998. Both of these transactions were subsequently reported.

                        PROPOSAL 2: SELECTION OF AUDITORS

    Upon the recommendation of the Audit and Loan Review Committee, the Board of Directors has appointed the accounting firm of KPMG LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 1999, subject to the approval of the shareholders of the Company. This firm has served as the independent auditors of the Company or BancorpSouth Bank since 1973. Representatives of KPMG LLP will be at the annual meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

    The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is needed to ratify the appointment of KPMG LLP as auditors of the Company and its subsidiaries for the year ending December 31, 1999. If the appointment is not approved, the matter will be referred to the Audit and Loan Review Committee for further review.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
                  RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning compensation paid or accrued by the Company and its subsidiaries for each of the last three years with respect to (i) the chief executive officer and (ii) the four most highly compensated executive officers of the Company whose total salary and bonus for 1998 exceeded $100,000 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                       ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                       -------------------                           ----------------------
                                                                                             AWARDS
                                                                                             ------
                                                                                   RESTRICTED                     ALL OTHER
        NAME AND                                                   OTHER ANNUAL      STOCK        OPTIONS/         COMPEN-
   PRINCIPAL POSITION          YEAR     SALARY ($)    BONUS ($)   COMPENSATION(#)   AWARDS ($)   SARS (#)(1)    SATION ($)(92)
   ------------------          ----     ----------    ---------    --------------   ----------   -----------    --------------
Aubrey B. Patterson            1998    $  400,000    $ 184,000           --        $155,750 (3)  56,000/--       $   8,000
    Chairman, President and    1997       385,000      144,760           --             --  (4)  56,618/--           8,000
    Chief Executive            1996       360,000      125,280           --             --  (4)  40,000/20,000       7,500
    Officer of the
    Company and
    BancorpSouth Bank

Michael W. Weeks               1998    $  206,444    $  56,978           --             --  (5)      --/--       $   8,000
    Executive Vice             1997       196,613       36,964           --             --  (5)  10,000/--           8,000
    President of               1996       187,250       43,442           --             --  (5)  18,000/9,000        4,681
    the Company and Vice
    Chairman of
    BancorpSouth Bank

Michael L. Sappington          1998    $  189,791    $  52,382           --             --       14,000/--       $   8,000
    Executive Vice             1997       172,537       32,437           --             --       14,000/--           8,000
    President of               1996       156,852       36,389           --             --       18,000/9,000        7,500
    the Company and Vice
    Chairman of
    BancorpSouth Bank

Harry R. Baxter                1998    $  157,113    $  43,363           --             --       12,000/--       $   7,834
    Executive Vice             1997       142,830       26,852           --             --       12,000/--           7,124
    President of               1996       129,845       30,124           --             --       16,000/8,000        3,188
    the Company and
    Vice Chairman of
    BancorpSouth Bank

W. Gregg Cowsert               1998    $  145,090    $  40,045           --             --       10,000/--       $   7,228
    Executive Vice             1997       127,833       24,033           --             --       10,000/--           6,376
    President                  1996       116,212       26,961           --             --       12,000/6,000        5,492
    of the Company and
    Vice Chairman of
    BancorpSouth Bank

---------------

(1) SARs are exercisable only with the related option. There are no freestanding SARs.

(2) These amounts represent matching contributions by the Company under the 401(k) Plan.

(3) Pursuant to the terms of the 1998 Stock Bonus Agreement between the Company and Mr. Patterson, 70,000 shares of Common Stock were awarded to Mr. Patterson subject to release of 7,000 shares on each April 1 if the Company achieved certain performance goals for the preceding year. Prior to their distribution, Mr. Patterson is entitled to receive all cash dividends paid on the shares in escrow under such Stock Bonus Agreement. At December 31, 1998, 63,000 shares remained restricted, subject to achievement of performance goals. At December 31, 1998, the value of the restricted shares under the 1998 Stock Bonus Agreement (based upon the last sale price of the Common Stock on that date of $18.0625) was $1,137,937.

(4) Pursuant to the terms of a Stock Bonus Agreement, dated November 6, 1987 (the "1987 Stock Bonus Agreement"), between the Company and Mr. Patterson, 34,500 shares of Common Stock were awarded to Mr. Patterson subject to release of 3,450 shares on each April 1 if the Company achieved certain performance goals for the preceding year. Prior to their distribution, Mr. Patterson was entitled to receive all cash dividends paid on the shares in escrow under such Stock Bonus Agreement. At December 31, 1998, no shares remained restricted.

(5) Pursuant to the terms of the 1995 Stock Bonus Agreement between the Company and Mr. Weeks, 60,000 shares of Common Stock were awarded to Mr. Weeks on January 17, 1995 subject to release of 6,000 shares on each April 1 if the Company achieved certain performance goals for the preceding year. Prior to their distribution, Mr. Weeks is entitled to receive all cash dividends paid on such shares. At December 31, 1998, 42,000 shares remained restricted subject to achievement of performance goals. At December 31, 1998, the value of the restricted shares under the 1995 Stock Bonus Agreement (based upon the last sale price of the Common Stock on that date of $18.0625) was $758,625.

STOCK OPTION GRANTS

    The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during 1998.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                                       INDIVIDUAL GRANTS
                              ------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                PERCENT OF TOTAL                             ASSUMED ANNUAL RATES OF
                                 SECURITIES      OPTIONS/SARS                                STOCK PRICE APPRECIATION
                                 UNDERLYING       GRANTED TO    EXERCISE OR                    FOR OPTION TERM (3)
                                OPTIONS/SARS     EMPLOYEES IN   BASE PRICE     EXPIRATION    ----------------------
            NAME               GRANTED (#)(1)    FISCAL YEAR     ($/SH)(2)        DATE         5% ($)       10% ($)
            ----               --------------    -----------     ---------        ----         ------       -------
Aubrey B. Patterson........       56,000/--         24.35%      $  19.875       10-31-08      $ 699,955   $1,773,833
Michael W. Weeks...........           --/--          --              --            --             --           --
Michael L. Sappington......       14,000/--          6.09          19.875       10-31-08        174,989      443,458
Harry R. Baxter............       12,000/--          5.22          19.875       10-31-08        149,990      380,107
W. Gregg Cowsert...........       10,000/--          4.35          19.875       10-31-08        124,992      316,756


---------------

(1) Options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. In the event of termination of employment or death, the options terminate three months after the termination of employment or 12 months after death and in any event, upon their expiration date. Any unexercisable options become fully exercisable in the event of a change in corporate control of the Company.

(2) Represents the fair market value on date of grant. The exercise price for options is payable in cash or by delivery of shares of, or options to purchase, Common Stock with a fair market value equal to the exercise price for the shares purchased, or by any other method approved by the Stock Incentive Committee.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Common Stock of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options will depend on the future performance of the Common Stock and the date on which the options are exercised.

OPTION/SAR EXERCISES AND YEAR-END VALUES

    The following table provides certain information, with respect to the Named Executive Officers, concerning the exercise of options during 1998 and with respect to unexercised options and SARs at December 31, 1998.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                             VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED               IN-THE-MONEY
                                                           OPTIONS/SARS AT FISCAL               OPTIONS/SARS AT
                               SHARES                          YEAR-END (#)(1)              FISCAL YEAR-END ($)(2)
                               ACQUIRED                  -----------------------------    ----------------------------
                                 ON           VALUE
              NAME            EXERCISE (#)  REALIZED ($)  EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
              ----            ------------  ------------  -----------    -------------    -----------    -------------
    Aubrey B. Patterson...         --       $    --          339,671        113,747       $ 2,913,242      $  96,255
    Michael W. Weeks......      18,000        273,375        105,333         33,667           809,625        214,312
    Michael L. Sappington.         --            --           95,736         32,334           730,652         43,313
    Harry R. Baxter.......      23,001        330,547         37,999         28,001           202,995         38,505
    W. Gregg Cowsert......         --            --           54,529         26,001           402,380         28,875

---------------

(1) Prior to 1997, options represented two-thirds of annual awards and SARs represented one-third. There were no SARs granted during 1998. There are no freestanding SARs.

(2) Based upon the closing sale price of Common Stock of $18.0625 per share, as reported on the New York Stock Exchange on December 31, 1998, less the exercise price for the options/SARs.

PENSION PLANS

    The Company maintains a tax-qualified, non-contributory, defined benefit retirement plan for its employees and those of its subsidiaries who have reached the age of 21 and have completed one year of service (the "Retirement Plan"). Benefits under the Retirement Plan are based primarily on average final compensation, years of service and year of retirement. For 1998, the maximum annual benefit limitation under the Internal Revenue Code with respect to the Retirement Plan was $125,000 and the maximum amount of considered annual compensation was $160,000.

    The Company also has adopted a non-qualified, unfunded supplemental pension program for certain officers and key executives (the "Deferred Compensation Plan"), which provides retirement benefits for key salaried employees in excess of the maximum benefit accruals for qualified plans which are permitted under the Internal Revenue Code. The benefits under the Deferred Compensation Plan are provided by the Company on a non-contributory basis.

    The following table illustrates the total combined estimated annual pension benefits payable to an eligible participant at normal retirement age (age 65) under the Retirement Plan and the Deferred Compensation Plan (including a restoration plan amendment which became effective on January 1, 1994), based on compensation that is covered under the plans and years of service with the Company and its subsidiaries.

                 RETIREMENT PLAN AND DEFERRED COMPENSATION PLAN

                                          YEARS OF SERVICE AT RETIREMENT
                     ------------------------------------------------------------------
    AVERAGE ANNUAL
     COMPENSATION         15            20             25           30           35
   ----------------  ----------     ----------    ----------    ----------   ----------
      $ 125,000      $  40,090      $  47,203     $  54,317     $  61,430    $  68,543
        150,000         48,715         57,453        66,192        74,930       83,668
        175,000         57,340         67,703        78,067        88,430       98,793
        200,000         65,965         77,953        89,942       101,930      113,918
        225,000         74,590         88,203       101,817       115,430      129,043
        250,000         83,215         98,453       113,692       128,930      144,168
        300,000        100,465        118,953       137,442       155,930      174,418
        350,000        117,715        139,453       161,192       182,930      204,668
        400,000        134,965        159,953       184,942       209,930      234,918
        450,000        152,215        180,453       208,692       236,930      265,168
        500,000        169,465        200,953       232,442       263,930      295,418


    A participant's annual retirement benefits payable under the Retirement Plan are based upon the average monthly base rate of compensation for the five years immediately preceding the employee's retirement. Benefits payable under the Deferred Compensation Plan are based upon the average of the total annual base salary paid to the covered employee for the 36 months immediately before his or her retirement and are paid to the retired employee (or upon his or her death, to his or her designated beneficiary) in equal monthly installments over a period of ten years. Benefits under the Retirement Plan are computed as straight life annuity amounts, although other forms of payment, including a lump sum benefit, are offered under the plan. Benefits under each of the Retirement Plan and the Deferred Compensation Plan are not subject to any deduction for Social Security or any other offsets.

    The compensation for each of the Named Executive Officers covered by the Retirement Plan and Deferred Compensation Plan as of December 31, 1998 was: Mr. Patterson, $400,000; Mr. Weeks, $206,444; Mr. Sappington, $189,791; Mr. Baxter, $157,113 and Mr. Cowsert, $145,090. The estimated credited years of service for each Named Executive Officer is currently: Mr. Patterson, 26 years; Mr. Weeks, 4 years; Mr. Sappington, 21 years; Mr. Baxter, 30 years, and Mr. Cowsert, 9 years.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has no written employment agreements with any of the Named Executive Officers.

    The Company has no compensatory plans or arrangements which might result in payments to any of the Named Executive Officers upon their resignation or retirement, except for the Retirement Plan and Deferred Compensation Plan (which are described above) and the following arrangements.

    Messrs. Patterson, Sappington, Baxter and Cowsert have each entered into an agreement with the Company that provides certain benefits in the event that the Company undergoes a change-in-control and the officer's employment is terminated by the Company without cause, or the officer resigns for cause, within 24 months after the change-in-control. The amount of benefits payable under the agreements is three times the amount of compensation that the officer would otherwise be entitled to receive in the year that the change-in-control occurs, with respect to Mr. Patterson, and two times such annual compensation, with respect to the other officers.

    Under the 1998 Stock Bonus Agreement between Mr. Patterson and the Company and the 1995 Stock Bonus Agreement between Mr. Weeks and the Company, if there is a change-in-control of the Company, Mr. Patterson and Mr. Weeks can each terminate his agreement and receive all shares of Common Stock still remaining in escrow for his respective benefit. The Company will make additional payments to Mr. Patterson to the extent he becomes subject to an excise tax under Section 4999 of the Internal Revenue Code as a result of the payments under the 1998 Stock Bonus Agreement.

    All unexercisable options granted under the Company's stock option plans, including options granted to the Named Executive Officers, become exercisable immediately upon a change-in-control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, the committee of the Board of Directors which performed the functions of a compensation committee was the Human Resources and Marketing Committee (the "Compensation Committee"). Lowery A. Woodall (Chairman), a non-employee director, was the only member of this committee during 1998. In addition, the Stock Incentive Committee, which in 1998 consisted of Travis E. Staub (Chairman), W. G. Holliman, Jr. and Lowery A. Woodall, has approved stock option grants under the Company's 1994 Stock Incentive Plan. None of the other members of the Compensation Committee or Stock Incentive Committee has at any time been an officer or employee of the Company or any of its subsidiaries, nor has any member had any relationship requiring disclosure by the Company except for banking relationships in the ordinary course of business with the Company's subsidiaries. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." There are no relationships among the Company's executive officers and any entity affiliated with any of the members of the Compensation Committee or Stock Incentive Committee that require disclosure under applicable SEC rules.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report is submitted by the Compensation Committee pursuant to rules adopted by the SEC which require disclosure with respect to compensation policies applicable to the Company's executive officers (including the Named Executive Officers) and with respect to the basis for the compensation of Aubrey
B. Patterson, as the Company's Chief Executive Officer, for 1998. The Compensation Committee generally is responsible for establishing and administering the Company's executive compensation policies and programs within the framework of the Company's compensation philosophy. Most decisions by the Compensation Committee with respect to the compensation of the Company's executive officers are reviewed by the full Board of Directors (excluding those who are employees). A number of factors, including growth, asset quality, competitive position and profitability were compared by the Compensation Committee with those of a peer group of other comparably sized banks within Mississippi and certain adjoining states in determining executive compensation for 1998. Such peer group consists of the Company's direct competitors.

COMPENSATION POLICY

    The Company's compensation strategy seeks to have the management compensation program contribute to the achievement of the Company's objectives. It is intended that this will occur by providing (i) total compensation at a level designed to attract and retain qualified managers, (ii) incentive compensation opportunities that will motivate managers to achieve both the Company's short-term and long-term objectives, (iii) compensation that differentiates pay on the basis of performance, and (iv) protection of shareholder interests by requiring successful

Company results before above-average compensation is earned. The three primary components of executive compensation are base salary, annual bonuses and grants of stock options and restricted stock. Although prior to 1997 the Company granted SARs in tandem with stock options, the Company's 1994 Stock Incentive Plan no longer provides for the grant of SARs.

    Base Salary. The Company believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive's position, with an executive's position within a salary range being based upon his or her performance. In connection with the annual budget process, the Compensation Committee considers salaries for executive officers within the context of an external survey of executive compensation by a peer group of comparably sized banks in Mississippi and certain adjoining states. Individual increases in salary are based upon an assessment of the peer group average salary and its relationship to the executive officer's salary, the executive's performance and the salary budget for the Company. The Company's base salaries are generally within the range of comparable average salaries in the peer group.

    Annual Incentive Compensation. The Company believes that incentive programs should provide meaningful opportunities for additional compensation linked to attaining annual performance objectives. In 1998, the Committee assigned to each executive's position a target bonus award opportunity that ranged from 10% of base salary for department/division managers to 50% of base salary for the Chief Executive Officer. The actual award may be greater or less than a target award depending upon the Company's actual performance relative to goals.

    In 1984, the Company, in conjunction with independent compensation consultants, created a bonus incentive plan, which is based upon the Company achieving targeted levels of average deposits and return on average assets approved by the Compensation Committee at the beginning of each year. The bonus plan includes a statistical matrix in which various average deposit levels are compared to various returns on average assets. Employees eligible to receive bonuses will receive bonuses based on the results achieved. No employee may receive a bonus greater than 150% of that employee's target award. In 1998, the Company achieved 102.4% of its targeted average deposits and 94.4% of its targeted return on average assets, which entitled each eligible employee to 92% of the employee's target bonus.

    Long-Term Incentive Compensation. The Board of Directors believes that the availability of options under the Company's 1994 Stock Incentive Plan gives executives a long-term stake in the Company by providing an estate-building opportunity in return for outstanding long-term performance. Awards under the 1994 Stock Incentive Plan are not made by the Compensation Committee but by the separate Stock Incentive Committee consisting of three non-employee directors. Awards are made under these plans to executive officers who are responsible for long-term investment, operating or policy decisions and to those executives who are instrumental in implementing them. In determining the total number of options to be granted, the Company considers the available number of shares under its option plan, but has no fixed formula for determining the total number of options to be granted, nor does it consider the number of options granted by its peer group of banks. In selecting the recipients of options and the number of options granted, the Stock Incentive Committee considers (i) the present scope of responsibility of the executive; (ii) the degree to which the units influenced by that executive contribute to the Company's profits; (iii) the degree to which asset quality and other risk decisions are influenced by that executive's direction; and (iv) the long-term management potential of the executive. The committee does not weigh any one factor more heavily than any other factor. The number of options currently held is also considered by the committee. Generally, options awarded become exercisable in three equal installments, beginning one year after the date of grant. Since the exercise price of options under the 1994 Stock Incentive Plan is the fair market value on the date of grant, executives will realize a gain through the award of stock options only if the value of the Common Stock increases over the period that options become exercisable.

    The Company has included the grant of restricted shares of Common Stock as a component of its compensation strategy. In 1998, the Company entered into the 1998 Stock Bonus Agreement with Mr. Patterson, pursuant to which the Company awarded Mr. Patterson 70,000 shares of Common Stock, with 10% of such shares subject to release from escrow on each April 1 during the subsequent ten-year period if the Company achieves certain performance goals for the preceding year. In 1995, the Company entered into the 1995 Stock Bonus Agreement with Mr. Weeks, pursuant to which the Company awarded Mr. Weeks 60,000 shares of Common Stock, with 6,000 of such shares subject to release from escrow on each April 1 during the subsequent ten-year period if the Company achieves certain performance goals for the preceding year.

    Section 162(m). Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction to $1 million for compensation paid to executive officers named in the Summary Compensation Table in the Proxy Statement. However, compensation that is paid under a "performance based" pay plan, including qualifying stock option plans, is fully deductible without regard to the general $1 million limit. The Compensation Committee has carefully considered the impact of this tax code provision. The Company has taken action to conform certain of its compensation plans with the provisions of Section 162(m), so that amounts paid thereunder will be fully deductible by the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 1998

    In establishing the compensation for Mr. Patterson, the Company's Chairman of the Board, President and Chief Executive Officer, the basic approach was that of the compensation policies applicable to all executive officers. Generally, in considering Mr. Patterson's salary, the Compensation Committee has reviewed the published compensation of chief executive officers of other bank holding companies in Mississippi, Tennessee and certain other adjoining states, giving due regard to differences in asset size, asset quality, growth, competitive position and profitability. Mr. Patterson's salary for 1998 was established at the beginning of the year and represented a 3.9% increase over his salary for 1997. In 1998, as Chief Executive Officer, Mr. Patterson was eligible to earn a bonus of 50% of his base salary. Based on the Company's performance described above, Mr. Patterson's 1998 bonus of $184,000 represented 92% of his target award, the same percentage as all other executive officers entitled to bonuses.

    The long-term component of Mr. Patterson's compensation for 1998 was provided through the grant in November 1998 of options to purchase 56,000 shares of Common Stock, and the grant in January 1998 of 70,000 shares of Common Stock under the 1998 Stock Bonus Agreement (which is described above). The determination was made using the same criteria used for all other executive officers.

Human Resources and Marketing Committee:         Stock Incentive Committee:

Lowery A. Woodall (Chairman)                     Travis E. Staub (Chairman)
                                                 W.G. Holliman, Jr.
                                                 Lowery A. Woodall

                          COMPARATIVE PERFORMANCE GRAPH

    The SEC requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Common Stock with (i) the performance of a broad equity market indicator, and (ii) the performance of a published industry index or peer group. Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the S&P 500 Index and the SNL Southeast Bank Index for the period of five years. The SNL Southeast Bank Index is prepared by SNL Securities and consists of 279 publicly-traded banks and bank holding companies located in the southeastern United States.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS


                                                                PERIOD ENDING
                                  --------------------------------------------------------------------------
                                      12/31/93    12/31/94    12/31/95     12/31/96    12/31/97    12/31/98
------------------------------------------------------------------------------------------------------------
BancorpSouth, Inc.                      100.00      105.05      131.05       184.92      322.41      252.34
S&P 500                                 100.00      101.32      139.39       171.26      228.42      293.69
SNL Southeast Bank Index                100.00      100.22      150.31       206.33      312.79      332.99


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    BancorpSouth Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with officers and directors of the Company and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features. During the year ended December 31, 1998, the maximum aggregate amount of extensions of credit outstanding to directors and executive officers of the Company and their associates was $21,052,227 (4.61% of equity capital as of December 31, 1998). As of January 31, 1999, the aggregate amount of extensions of credit to these persons was $20,063,497.

    BancorpSouth Bank makes available to all of its employees individual loans of up to the aggregate amount of $30,000, based upon credit worthiness. Loans were made during 1998 at rates ranging from 7.5% to 8.0% per annum. All loans to employees in excess of $30,000 are made at the prevailing rate.

    Lashlee-Rich, Inc., of which Turner O. Lashlee, a director of the Company, is the Chairman of the Board and President, was paid an aggregate $498,856 by the Company during 1998 for various construction projects in Tennessee for BancorpSouth Bank.

    Forman, Perry, Watkins, Krutz & Tardy, PLLC, a law firm of which Alan W. Perry, a director of the Company, is a member, provided certain legal services to the Company during 1998, and may provide additional legal services to the Company in the future.

    Staub, Robison, Williams Architects, P.A., of which the brother of Travis E. Staub, a director of the Company, is a principal, was paid approximately $150,798 by the Company during 1998 for services rendered with respect to the Company's facilities.

                               GENERAL INFORMATION

COUNTING OF VOTES

    All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

    Inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the Company's 2000 annual meeting of shareholders must be received by the Company at its executive offices, located at the address listed below, not later than November 30, 1999 in order for the proposal to be included in the Company's Proxy Statement and proxy card.

    Shareholder proposals submitted after November 30, 1999 will not be included in the Company's Proxy Statement or proxy card, but may be included in the agenda for the 2000 annual meeting if submitted in accordance with the following. Shareholders who wish to nominate a candidate for election to the Board of Directors (other than the candidates proposed by the Board of Directors or the Nominating Committee) or propose any other business at the 2000 annual meeting must deliver written notice to the Secretary of the Company at the address below not earlier than November 30, 1999 nor later than December 30, 1999. Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded, and upon the instructions of the presiding officer of the annual meeting all votes cast for each such nominee and such proposal will be disregarded. The Company's Nominating Committee will consider shareholder nominations of candidates for election to the Board of Directors that are timely and otherwise submitted in accordance with the requirements described in this subsection.

    A shareholder's written notice submitted to the Secretary of the Company nominating candidates for election to the Board of Directors or proposing other business must include: (i) the name and address of the shareholder; (ii) the class and number of shares of stock of the Company held of record and beneficially owned by such shareholder; (iii) the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Company; (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; (v) a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders; (vi) any personal or other material interest of the shareholder in the business to be submitted; (vii) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (viii) all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information reasonably requested by the Company. Such notice shall be sent to the following address:

                               BancorpSouth, Inc.
                              One Mississippi Plaza
                            Tupelo, Mississippi 38801
                              Attention: Secretary

    The individuals named as proxies on the proxy card for the Company's 2000 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in the Company's Proxy Statement for the 2000 annual meeting, unless the Company receives notice of the matter(s) to be proposed by December 30, 1999. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter(s) by advising shareholders of the proposal(s) and how the proxies intend to exercise their discretion to vote on these matter(s), unless the shareholder making the proposal(s) solicits proxies with respect to the proposal(s) to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

MISCELLANEOUS

    The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

    Management of the Company is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

    A copy of the Company's Annual Report to shareholders for the year ended December 31, 1998 has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.



                                       BANCORPSOUTH, INC.



                                       /s/ Aubrey B. Patterson


                                       AUBREY B. PATTERSON
                                       Chairman of the Board
                                       and Chief Executive Officer


March 29, 1999

                                                                     Appendix A



PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               BANCORPSOUTH, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints Hassell H. Franklin, Andrew R. Townes, D.D.S. and Lowery A. Woodall, or any of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the annual meeting of shareholders of BancorpSouth, Inc., to be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, on Tuesday, April 27, 1999, at 7:00 p.m. (Central Time), and at any adjournment thereof.

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS CLASS II DIRECTORS OF THE NOMINEES NAMED ON THE BACK OF THIS CARD, (B) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999, AND (C) IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                                                      Mark your vote
                                                       as indicated    [X]
                                                      in this example

                                                FOR            WITHHOLD
                                           all nominees        AUTHORITY
                                           listed (except     to vote for
                                           marked to the      all nominees
1.  Election of Class II Directors.          contrary)          listed
                                               [ ]               [ ]
       Nominees:

       W. G. Holliman, Jr.   Turner O. Lashlee
       A. Douglas Jumper     Alan W. Perry

Instructions:   To withhold authority to vote for any individual nominee,
                write his or their name(s) on the space provided below:

--------------------------------------------------------------------------------
2. Proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company and its subsidiaries for the year ending December 31, 1999.

            FOR                   AGAINST                   ABSTAIN
            [ ]                    [ ]                        [ ]

                              The undersigned instructs that this Proxy be voted as marked.

                              Dated:                                      , 1999
                                    --------------------------------------

                              --------------------------------------------------
                                          Signature of Shareholder

                              --------------------------------------------------
                                          Signature if held jointly

                              Please sign your name as it appears on this Proxy. In case of multiple or joint ownership, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

--------------------------------------------------------------------------------
            DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE

-------------------------  ----------------------
  VOTE BY TELEPHONE            VOTE BY MAIL         VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
  ---------------------     --------------------
 Call TOLL-FREE using a     Return your proxy in   Your telephone vote must be received
 Touch-Tone phone.          the POSTAGE-PAID       by 4:00 p.m. (Central Time) on Monday,
                            envelope provided.     April 26, 1999, to be counted in the
   1-800-250-9081                                  final tabulation.
------------------------   ---------------------

                                                   ============================
                                                      YOUR CONTROL NUMBER IS:

                                                   ============================

   IF YOU HAVE VOTED BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY. THE TELEPHONE VOTING FACILITIES WILL CLOSE AT 4:00 P.M. (CENTRAL TIME)
                               ON APRIL 26, 1999.

Dear BancorpSouth Shareholder:

      Here is your opportunity to invest in additional shares of BancorpSouth, Inc. stock with all brokerage commissions and service fees paid for you through our Shareholders' Investment Service.

      The main features of the plan are:

- You may elect to reinvest your cash dividends in shares of BancorpSouth, Inc. Common Stock:

- You may purchase additional shares of BancorpSouth, Inc. Common Stock by making cash payments of $25.00 to $5,000.00 quarterly;

- The service is free of cost to you; we pay all brokerage commissions and service fees;

- Record keeping is simplified, and your stock is held for you in safekeeping until you request a certificate;

-     Participation is entirely voluntary and may be terminated at any time; and

- Your quarterly dividend and/or cash payment will be fully invested in whole and fractional shares on which any future dividends will be credited.

If you have any inquires concerning this plan or if you wish to receive a prospectus which describes the plan and the enrollment procedures in detail, please contact BancorpSouth, Inc., Dividend Reinvestment, Stock Transfer Department, P.O. Box 4625, Atlanta, GA 30302-4625, or call toll-free 1-800-568-3476.
                                                Sincerely,

                                                /s/ Aubrey B. Patterson

                                                Aubrey B. Patterson
                                                Chairman of the Board
                                                and Chief Executive Officer